UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2021

MEDALLIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Market Street, Suite 1850

San Francisco, California 94105

(Address of principal executive offices)

(605) 321-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.001 par value)	MDLA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 25, 2021, Medallia, Inc. (“Medallia”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Metal Parent, LLC (“Parent”) and Project Metal Merger Sub, Inc. (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Medallia (the “Merger”), with Medallia surviving the Merger and becoming a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are affiliated with Thoma Bravo, L.P. (“Thoma Bravo”).

Medallia’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of Medallia and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also unanimously resolved to recommend that Medallia’s stockholders vote to adopt and approve the Merger Agreement and the Merger.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Medallia’s common stock (other than shares (1) held by Medallia as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; or (4) held by stockholders who have neither voted in favor of the adoption of the Merger Agreement nor consented thereto in writing and properly and validly exercised their statutory rights of appraisal under Delaware law) will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $34.00, without interest (the “Per Share Price”).

At the effective time of the Merger, Medallia’s equity-based awards will be treated in the following manner:

•

Each outstanding equity-based award, to the extent then vested, will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Per Share Price by (2) the total number of shares of Medallia’s common stock then subject to the then-vested portion of such equity-based award.

•

Each outstanding equity-based award, to the extent not then vested, will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Per Share Price by (2) the total number of shares of Medallia’s common stock subject to the then-unvested portion of such equity-based award. Such cash amount will, subject to the holder’s continued service with Parent and its affiliates (including Medallia) through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule of such equity-based award (except that, with respect to any equity-based award that, immediately prior to the effective time of the Merger, remains subject to performance vesting conditions, the performance metrics of such award shall be deemed achieved in accordance with an agreed-upon schedule (which, generally speaking, will reflect the actual level of achievement of the award’s performance metrics), and the applicable cash amount shall vest at the end of the award’s applicable service period, subject to the holder’s continued service through such date).

At the effective time of the Merger, Medallia’s stock options will be treated in the following manner:

•

Each outstanding stock option, to the extent then vested, will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Per Share Price (less the exercise price per share attributable to such stock option) by (2) the total number of shares of Medallia’s common stock issuable upon exercise in full of such stock option.

•

Each outstanding stock option, to the extent not then vested, will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Per Share Price (less the exercise price per share attributable to such stock option) by (2) the total number of shares of Medallia’s common stock issuable upon exercise in full of the then-unvested portion of such stock option. Such cash amount will, subject to the holder’s continued service with Parent and its affiliates (including Medallia) through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule of such stock option.

•

Any stock option, whether vested or unvested, for which the exercise price per share attributable to such stock option is equal to or greater than the Per Share Price will be canceled without any cash payment being made in respect thereof.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (1) approval of the Merger Agreement by Medallia’s stockholders; (2) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger; and (3) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under the antitrust laws of certain non-United States jurisdictions.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Merger Agreement and ending at 12:01 a.m. on September 4, 2021 (such applicable date, the “No-Shop Period Start Date”), Medallia, its subsidiaries and their respective representatives may: (1) initiate, solicit, propose, induce or encourage any alternative acquisition proposals from third parties; (2) provide nonpublic information to such third parties; and (3) participate in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on the No-Shop Period Start Date, Medallia will become subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives), except as permitted by the Merger Agreement, to (1) solicit, initiate, propose or induce the making or knowingly encourage alternative acquisition proposals from third parties; and (2) provide nonpublic information to, or participate in discussions or negotiations with, third parties regarding alternative acquisition proposals.

Medallia made customary representations, warranties and covenants for the benefit of Parent and Merger Sub in the Merger Agreement. Each of Parent and Merger Sub also made customary representations, warranties and covenants for the benefit of Medallia in the Merger Agreement.

The Merger Agreement contains certain termination rights for Medallia and Parent. Upon termination of the Merger Agreement under specified circumstances, Medallia will be required to pay Parent a termination fee of $191,110,000. Specifically, this termination fee is payable by Medallia to Parent if the Merger Agreement is terminated by (1) Parent following the Board’s determination to change its recommendation with respect to the Merger; (2) Parent following Medallia’s breach or failure to perform, in accordance with the Merger Agreement, in any material respect certain of its obligations in respect of the alternative acquisition solicitation provisions in the Merger Agreement; or (3) Medallia following the decision by the Board to authorize the acceptance of a superior proposal. However, if, prior to the No-Shop Period Start Date, Medallia terminates the Merger Agreement to enter into a definitive agreement with respect to a superior proposal with an Excluded Party (as such term is defined in the Merger Agreement), then the amount of the termination fee payable to Parent will be $95,550,000. The termination fee will also be payable in certain circumstances if (1) the Merger Agreement is terminated because (a) the Merger is not completed by January 22, 2022, (b) of Medallia’s failure to obtain the required approval of its stockholders or (c) of a material breach of Medallia’s representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied; (2) prior to such termination (but after the date of the Merger Agreement) a proposal, generally speaking, to acquire at least 50 percent of Medallia’s stock or assets is publicly announced or disclosed by a third party; and (3) Medallia subsequently enters into a definitive agreement providing for a transaction involving the acquisition of at least 50 percent of its stock or assets within one year of such termination and such transaction is ultimately consummated.

Upon termination of the Merger Agreement under other specified circumstances, Parent will be required to pay Medallia a termination fee of $382,220,000. Specifically, this termination fee is payable by Parent to Medallia if the Merger Agreement is terminated by Medallia following (1) Parent’s failure to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement; or (2) Parent or Merger Sub’s material breach of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied. However this termination fee will be increased to $445,920,000 if (1) the closing conditions in Medallia’s favor are satisfied on or prior to October 27, 2021; (2) Parent elects to delay the closing until November 1, 2021; and (3) this termination fee is paid after November 1, 2021. An investment fund affiliated with Thoma Bravo has provided Medallia with a limited guaranty in favor of Medallia (the “Limited Guaranty”). The Limited Guaranty guarantees, among other things, the payment of the termination fee payable by Parent, subject to the conditions set forth in the Limited Guaranty.

In addition to the foregoing termination rights, and subject to certain limitations, each of Medallia or Parent may terminate the Merger Agreement if the Merger is not consummated by January 22, 2022.

The Merger Agreement also provides that Medallia, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that Medallia may only cause Parent to consummate the Merger, and the investment fund affiliated with Thoma Bravo to provide the equity financing, if certain conditions are satisfied, including the funding or availability of the debt financing.

Pursuant to an equity commitment letter dated July 25, 2021, an investment fund affiliated with Thoma Bravo committed to provide Parent, at the effective time of the Merger, with an equity contribution of up to approximately $5 billion. Pursuant to a debt commitment letter dated July 25, 2021, the lenders party to that letter committed to provide Parent, at the effective time of the Merger, with a debt financing of approximately $1.8 billion.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated into this report by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and Medallia. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Voting Agreement

In connection with entering to the Merger Agreement, on July 25, 2021, certain funds affiliated with Sequoia Capital, as well as Medallia’s directors and named executive officers, in each case in their capacities as stockholders of Medallia, have entered into voting agreements (the “Voting Agreements”) with Parent and Medallia. These stockholders represent approximately 34 percent of Medallia’s common stock. These Voting Agreements obligate the applicable stockholders to vote their respective shares of Medallia’s common stock in favor of the adoption of the Merger Agreement and against any competing transaction. The Voting Agreements terminate in certain circumstances, including in connection with the Board’s determination to (1) change its recommendation with respect to the Merger; and (2) terminate the Merger Agreement in order to accept a superior proposal from a third party.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the form of the Voting Agreements, a copy of which is filed as Exhibit 10.1 and is incorporated into this report by reference.

Additional Information and Where to Find It

Medallia, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Medallia (the “Transaction”). Medallia plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Robert Bernshtyn, Mitchell K. Dauerman, Borge Hald, Leslie J. Kilgore, Douglas M. Leone, Stanley J. Meresman, Amy E. Pressman, Leslie J. Stretch, Steven C. Walske and James D. White, all of whom are members of Medallia’s Board of Directors, and Roxanne M. Oulman, who is Medallia’s Chief Financial Officer, are participants in Medallia’s solicitation. Other than Ms. Pressman and Messrs. Hald and Leone, none of such participants owns in excess of one percent of Medallia’s common stock. Ms. Pressman and Mr. Hald may each be deemed to own approximately two percent of Medallia’s common stock. Mr. Leone may be deemed to own approximately one percent of Medallia’s common stock, and is affiliated with investment funds owning an additional approximately 28 percent of Medallia’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Medallia’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), which was filed with the SEC on April 13, 2021. To the extent that holdings of Medallia’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Medallia will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MEDALLIA WILL FILE WITH

THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Medallia’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction will also be available, free of charge, at Medallia’s investor relations website (https://investor.medallia.com) or by writing to Medallia, Inc., Attention: Investor Relations, 575 Market Street, Suite 1850, San Francisco, California 94105.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 25, 2021, among Project Metal Parent, LLC, Project Metal Merger Sub, Inc. and Medallia, Inc.*

10.1	Form of Voting Agreement, dated as of July 25, 2021, by and among Project Metal Parent, LLC, Medallia, Inc. and certain stockholders of Medallia, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Medallia will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Medallia may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDALLIA, INC.

Date: July 27, 2021	By:	/s/ Roxanne M. Oulman
	Name:	Roxanne M. Oulman
	Title:	Chief Financial Officer